**RIGHTS CERTIFICATE #:** **NUMBER OF RIGHTS:**

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE FUND'S PROSPECTUS SUPPLEMENT DATED MARCH 23, 2026 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM EQ FUND SOLUTIONS, LLC, THE INFORMATION AGENT.

# Neuberger High Yield Strategies Fund Inc.

**Incorporated under the laws of the State of Maryland**

## TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Transferable Subscription Rights to Purchase Shares of Common Stock of Neuberger High Yield Strategies Fund, Inc.

Estimated Subscription Price: $[ ] per Share

**THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON APRIL 15, 2026, UNLESS EXTENDED BY THE FUND**

**REGISTERED OWNER:**

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of transferable subscription rights ("Rights") set forth above. For every three Rights the holder thereof is entitled to subscribe for and purchase one share of Common Stock, with a par value of $0.0001 per share, of Neuberger High Yield Strategies Fund Inc., a Maryland corporation, at an estimated subscription price of $[ ] per share (the "Basic Subscription Privilege"), pursuant to a rights offering (the "Rights Offering"), on the terms and subject to the conditions set forth in the Prospectus and the Instructions as to Use of Neuberger High Yield Strategies Fund Inc. Subscription Rights Certificates accompanying this Subscription Rights Certificate. If any shares of Common Stock available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Privilege (the "Excess Common Stock"), any Record Date Rights holder that exercises its Basic Subscription Privilege in full may subscribe for a number of shares of Excess Common Stock pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the "Over-Subscription Privilege"). The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by retuning the full payment of the subscription price for each share of Common Stock in accordance with the Instructions as to Use of Neuberger High Yield Strategies Fund Inc. Subscription Rights Certificates that accompany this Subscription Rights Certificate.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar.

Witness the seal of Neuberger High Yield Strategies Fund Inc. and the signatures of its duly authorized officers.

Dated:

**Chief Operating Officer and Vice President**

**Executive Vice President and Secretary**

COUNTERSIGNED AND REGISTERED:
**EQUINITI TRUST COMPANY, LLC**

BY:

**TRANSFER AGENT AND REGISTRAR**

**AUTHORIZED SIGNATURE**

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.

| If delivering by express mail, courier, or other expedited service: | By mail: |
|---|---|
| Equiniti Trust Company, LLC<br>1110 Centre Pointe Curve, Suite 101<br>Mendota Heights, MN 55120<br>Attn: Onbase – Reorganization Department | Equiniti Trust Company, LLC<br>1110 Centre Pointe Curve, Suite 101<br>Mendota Heights, MN 55120<br>Attn: Onbase – Reorganization Department |

**PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.**

**FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS**

To subscribe for shares pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 4 below. To subscribe for shares pursuant to your Over-Subscription Privilege, please also complete line (b) and sign under Form 4 below. To the extent you subscribe for more Shares than you are entitled under either the Basic Subscription Right or the Over-Subscription Privilege, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Basic Subscription Right or Over-Subscription Privilege, as applicable.

(a) EXERCISE OF BASIC SUBSCRIPTION RIGHT:

I apply for ______________ shares x $ ______________ = $______________
(no. of new shares) (estimated subscription price) (amount enclosed)

(b) EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE

If you are a Record Date Stockholder and have exercised your Basic Subscription Right in full and wish to subscribe for additional shares of Common Stock for which you are otherwise entitled to subscribe pursuant to your Over-Subscription Privilege:

I apply for ______________ shares x $ ______________ = $______________
(no. of new shares) (estimated subscription price) (amount enclosed)

(c) Total Amount of Payment Enclosed = $__________________

METHOD OF PAYMENT (CHECK ONE)

☐ Check or bank draft payable to "Equiniti Trust Company, LLC as Subscription Agent."

☐ Wire transfer of immediately available funds directly to the account maintained by Equiniti Trust Company, LLC, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021 or Swift Code: CHASUS33, Account # 530-354616 Equiniti Trust Company, LLC FBO Neuberger High Yield Strategies Fund Inc., with reference to the rights holder's name.

**FORM 2-TRANSFER TO DESIGNATED TRANSFEREE**

To transfer your subscription rights to another person, complete this Form 2 and have your signature guaranteed under Form 5.

For value received ______________ of the subscription rights represented by this Subscription Rights Certificate are assigned to:

________________________________________

________________________________________

Social Security # ________________________________________

Signature(s): ________________________________________

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

**FORM 3-DELIVERY TO DIFFERENT ADDRESS**

If you wish for the Common Stock underlying your subscription rights, a certificate representing unexercised subscription rights or the proceeds of any sale of subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 4 and have your signature guaranteed under Form 5.

________________________________________

________________________________________

________________________________________

**FORM 4-SIGNATURE**

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus. I hereby agree that if I fail to pay in full for the shares of Common Stock for which I have subscribed, the Fund may exercise any of the remedies provided for herein or in the Prospectus Supplement.

Signature(s): ________________________________________

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

**FORM 5-SIGNATURE GUARANTEE**

This form must be completed if you have completed any portion of Forms 2 or 3.

Signature Guaranteed: ________________________________________
(Name of Bank or Firm)

By:________________________________________
(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF NEUBERGER HIGH YIELD STRATEGIES FUND INC. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT EQ FUND SOLUTIONS, LLC, THE INFORMATION AGENT, AT (800) 290-6428.